PRELIMINARY PROXY

                       COMPANY HIGHLIGHTS FOR FISCAL 2000


* Company sales for fiscal 2000 increased 22% to $1,595.0 million. Comp store sales grew 16.3% and catalog sales increased 29% over 1999.

* During the fiscal year, the Company opened 55 new stores and circulated approximately 58 million catalogs.

* During the fiscal year, the Company repurchased $29.9 million of its common stock under its stock repurchase program and in November, effected a 2-for-1 stock split.

* Earnings per diluted share in fiscal 2000 increased 96% to $1.80 per share.

* The Company increased its quarterly dividend from $0.06 to $0.07 per share.




                                      PROXY

                THE TALBOTS, INC. ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 24, 2001


This Proxy is Solicited on Behalf of the Board of Directors of The Talbots, Inc.

         The undersigned hereby appoints Edward L. Larsen, Stuart M. Stolper, and Richard T. O'Connell, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of The Talbots, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at FleetBoston Financial, 100 Federal Street, Boston, Massachusetts on May 24, 2001, at 10:00 a.m., and at any adjournment or postponement of such meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE VOTE PROMPTLY.

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  SEE REVERSE SIDE        CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE        SEE REVERSE SIDE
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TALBOTS                                                  THIS IS YOUR PROXY.
c/o Equiserve                                            YOUR VOTE IS IMPORTANT.
P.O. Box 9398
Boston, MA  02205-9398


Vote by Telephone
-----------------

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:


1.    Read the accompanying Proxy Statement and Proxy Card.


2.    Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).


3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.


4.    Follow the recorded instructions.


YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted. Go to http://www.eproxyvote.com/tlb

Follow these four easy steps:


1.    Read the accompanying Proxy Statement and Proxy Card.


2.    Go to the Website http://www.eproxyvote.com/tlb


3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.


4.    Follow the instructions provided.


YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/tlb anytime!


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DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

------------
     X        Please mark votes
              as in this example
------------



1.       Election of Directors

         To elect the following Nominees as Directors:

         Nominees:   (01)  Arnold B. Zetcher, (02)  Toshiji Tokiwa,
                     (03)  Elizabeth T. Kennan,  (04)  Yoichi Kimura,
                     (05)  H. James Metscher,  (06)  Motoya Okada,
                     (07)  Susan M. Swain,  (08)  Isao Tsuruta and
                     (09)  Mark H. Willes.

         For all Nominees   ______          _____     Withheld from all Nominees


        ______       ________________________________________________
                          For all nominees except as noted above



2.       Amendment to Certificate of Incorporation

         To approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 100 million shares to 200 million shares.


         _____      For             _____      Against        _____      Abstain



3. Approval of Amendments to the Amended and Restated 1993 Executive Stock Based Incentive Plan

         To approve certain amendments to the Company's Amended and Restated 1993 Executive Stock Based Incentive Plan for the purpose of compliance with Section 162(m) of the Internal Revenue Code.


         _____      For             _____      Against        _____      Abstain


4. Approval of Certain Options granted under the Amended and Restated 1993 Executive Stock Based Incentive Plan

         To approve certain options granted under the Company's Amended and Restated 1993 Executive Stock Based Incentive Plan for purposes of compliance with Section 162(m) of the Internal Revenue Code.


         _____      For             _____      Against        _____      Abstain


5.       Selection of Auditors

         To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2001 fiscal year.


         _____      For             _____      Against        _____      Abstain


MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT
                                                             -------------------

MARK HERE IF YOU PLAN TO ATTEND THE MEETING
                                                             -------------------

(Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


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Signature ________________________  Date:_______  Signature  __________________  Date:  ______

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